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                                                                    Exhibit 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42866) pertaining to the 1998 Incentive Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Illumina, Inc. of our report dated January 19, 2001, with respect to the financial statements of Illumina, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.




                                                   ERNST & YOUNG LLP

San Diego, California
March 27, 2001